EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the registration statements (Nos. 333-157276, 333-172596, 333-174983, 333-183617, 333-198757, 333-213407, 333-225865, 333-231749, 333-237292 and 333-239244) on Form S-8 and in the registration statements (Nos. 333-161552, 333-166442, 333-166443, 333-173806, 333-174199, 333-189555, 333-212864, 333-219618 and 333-251043) on Form S-3 of our report dated March 31, 2022, with respect to the consolidated financial statements of Flotek Industries, Inc.

/s/ KPMG LLP

Houston, Texas
March 31, 2022